EXHIBIT 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Oakridge Energy, Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Form 10-QSB for the fiscal quarter ended November 30, 2006 (the “Form 10-QSB”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB.

Date:	January 16, 2007	By	/s/ Sandra Pautsky
Sandra Pautsky, President and Principal Executive Officer of Oakridge Energy, Inc.

Date:	January 16, 2007	By	/s/ Carol J. Cooper
Carol J. Cooper, Principal Financial Officer of Oakridge Energy, Inc.

The foregoing certification is being furnished as an exhibit to the Form 10-QSB pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accordingly, is not being filed as part of the Form 10-QSB for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.